SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

July 27, 2007

Date of Report (Date of earliest event reported)

NORTHWEST NATURAL GAS COMPANY

(Exact name of registrant as specified in its charter)

Commission File No. 1-15973

Oregon	93-0256722
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

220 N.W. Second Avenue, Portland, Oregon 97209

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, including area code: (503) 226-4211

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Election of Directors

Jane L. Peverett

Effective July 27, 2007, the Board of Directors (Board) of Northwest Natural Gas Company (the Company) elected Jane L. Peverett, 49, to the Board as a Class II director for a term expiring on May 22, 2008, the date of the Company’s Annual Meeting of Shareholders. Since 2005, Peverett has served as President and Chief Executive Officer of British Columbia Transmission Corporation (BCTC), British Columbia’s independent transmission service provider. Between 2003 and 2005, she served as Chief Financial Officer of BCTC. Prior to joining BCTC, from 1988 through 2003, Peverett held various senior positions with Union Gas Limited of Toronto, Ontario, including serving as its President and Chief Executive Officer between 2001 and 2003. Peverett serves on the Board of Directors of Encana Corporation, the B.C. Business Council and the Canadian Electricity Association. Peverett earned a Bachelor of Commerce degree from McMaster University and a Master of Business Administration degree from Queen’s University. She is a certified management accountant.

The Board of Directors affirmatively determined that Peverett qualifies as an “independent director” in accordance with the New York Stock Exchange listing standards and the Company’s Director Independence Standards. Peverett was appointed to serve on the Audit Committee and the Strategic Planning Committee of the Board. At the time of her election to the Board, Peverett did not hold any shares of the Company’s common stock. There are no existing business relationships between Peverett and the Company.

George J. Puentes

Effective July 27, 2007, the Board elected George J. Puentes, 59, to the Board as a Class I director for a term expiring on May 22, 2008, the date of the Company’s Annual Meeting of Shareholders. Puentes serves as President of Don Pancho Authentic Mexican Foods Inc., a manufacturer of tortillas and other foods, which he founded in Salem, Oregon in 1979. Puentes serves on the Board of the Federal Reserve Bank of San Francisco, Portland branch. He also serves as a trustee of the Meyer Memorial Trust and on the Community Board for Regence Blue Cross Blue Shield. Puentes earned a Bachelor of Science degree in business management from San Jose State University.

The Board affirmatively determined that Puentes qualifies as an “independent director” in accordance with the New York Stock Exchange listing standards and the Company’s Director Independence Standards. Puentes was appointed to serve on the Finance Committee and the Public Affairs and Environmental Policy Committee of the Board. At the time of his election to the Board, Puentes held 1,000 shares of the Company’s common stock. There are no existing business relationships between Puentes and the Company.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NORTHWEST NATURAL GAS COMPANY
(Registrant)

Dated: July 31, 2007	/s/ MARGARET D. KIRKPATRICK
Margaret D. Kirkpatrick
Vice President and General Counsel

3